[Graphic omitted] Braskem

                                   BRASKEM S.A
                         C.N.P.J. No. 42.150.391/0001-70
                                NIRE 29300006939
                             A PUBLICLY HELD COMPANY

                                RESOLUTION OF THE
                   EXTRAORDINARY GENERAL SHAREHOLDERS' MEETING
                             HELD SEPTEMBER 17, 2004

1 - DATE and TIME: September 17, 2004, at 10:00 a.m. 2 - LOCATION: at the Company's headquarters, located at Rua Eteno, 1,561, Camacari Petrochemical Complex, Camacari, Bahia, CEP: 42810-000. 3 - NOTIFICATION: notification of meeting published pursuant to Article 124 of Law No. 6,404/76, in the August 26, 27 and 28/29, 2004 editions of the "Official Gazette of the State of Bahia" and the August 26, 27 and 30, 2004 editions of the newspaper "A Tarde", and pursuant to CVM Circular Nos. 02/78 and 207/94, for purposes of broader circulation, in the newspapers "Gazeta Mercantil" and "Valor Economico", in the August 26, 27/28/29 and 30, 2004 editions. 4 - ATTENDANCE: Shareholders representing more than eighty-seven percent (87%) of the Company's voting stock, according to the signatures contained in the Shareholder Attendance Book; Mr. Manoel Mota Fonseca, member of the Company's Fiscal Council, whose presence was required under Article 164 of Law No. 6,404/76; and Mr. Mauricio Roberto Carvalho Ferro, representative of the Company's administration. The following shareholders of class "A" preferred shares issued by the Company were also present: Nordeste Quimica S.A. (NORQUISA), Odebrecht S.A., Petrobras Quimica S.A., Caixa de Previdencia dos Funcionarios do Banco do Brasil (PREVI), Fundacao Petrobras de Seguridade Social (PETROS), Espirito Santo Emerging Markets, ST LT DEP SCOTTISH WIDOWS TRKS LAT AMR FUND, Banco Espirito Santo, and Fundo Fator Sinergia II
(FIA). 5 - PRESIDING OFFICIALS: President: Sr. Marcelo Andre Lajchter, and
Secretary: Ms. Ana Patricia Soares Nogueira, chosen pursuant to Article 17 of the Company's By-laws. 6 - ITEMS ON THE AGENDA: the authorization, based on
Article 6, Paragraph 2 of the Company's By-laws and pursuant to deliberations by the majority of the voting stock, of the conversion of class "A" preferred shares in the same number of common shares issued by the Company, in an amount necessary to permit the issuance of shares in a public offering for the primary distribution of class "A" preferred shares, including additional shares as part of the over-allotment option granted to the coordinators to meet any potential excess demand (the "Shares"), to be made simultaneously in Brazil and abroad, as
(i) approved at the Company Board of Directors' Meeting held on April 1, 2004, the minutes of which were filed with the Commercial Board of the State of Bahia on April 7, 2004 and were published in the "Official Gazette of the State of Bahia" and the newspapers "Gazeta Mercantil" and "A Tarde" on April 23, 2004 and
(ii) released in the Notice to the Market published in the August 31, 2004 edition of the "Official Gazette of the State of Bahia", and the newspapers "A Tarde", "Gazeta Mercantil" and "Valor Economico" ("Global Offering"), maintaining the limitation on shares without voting rights, or with restricted voting rights, pursuant to Article 4, paragraph 1 of the Company's By-laws, and reiterating that the effective conversion is conditioned upon the occurrence of the Global Offering. 7 - DELIBERATIONS: the items on the agenda were discussed and put to a vote. The following resolutions were approved unanimously by those common shareholders in attendance, with the abstention of Fundo Fator Sinergia II (FIA) and with the favorable opinion of the Fiscal Council, represented by one of its members, present in accordance with Articles 163, item III, and 164 of Law No. 6,404/76: 7.1) a summary of the minutes of the Meeting was authorized, as well as its publication without the signatures of those shareholders present, pursuant to Article 130 and respective paragraphs of Law No. 6,404/76; 7.2) after presenting the procedures and aspects of the conversion proposal, the conversion of the class "A" shares was authorized in the same number of common shares issued by the Company, through the unanimous approval of those common shareholders present, which comprised the quorum necessary for such approval, subject to the following

--------------------------------------------------------------------------------
Headquarters - Camacari/BA - Rua Eteno, 1561, Polo Petroquimico de Camacari - CEP 42810-000 - Tel: (71) 632-5102
Offices: Rio de Janeiro/RJ - Av. Presidente Vargas, 309, 130 andar -
CEP 20071-003 - Tel: (21) 516-1515 - Fax: (21) 233-0476
Salvador/BA - Av. Tancredo Neves, 3343, Centro Empresarial Previnor, s. 301 - CEP 41820-021 - Tel: (71) 342-3088
Sao Paulo/SP - Av. das Nacoes Unidas, 4777, CEP 05477-000 -
Tel: (11) 3443-9999 - Fax: (11)  3023-0420

                                   BRASKEM S.A
                         C.N.P.J. No. 42.150.391/0001-70
                                NIRE 29300006939
                             A PUBLICLY HELD COMPANY

                                RESOLUTION OF THE
                   EXTRAORDINARY GENERAL SHAREHOLDERS' MEETING
                             HELD SEPTEMBER 17, 2004

conditions: (a) the quantity of class "A" preferred shares to be converted will be determined based on the quantity of Shares to be issued in the Global Offering; (b) the quantity of class "A" preferred shares to be converted will be limited to that amount necessary to comply with the limit of 2/3 of the capital stock without voting rights, or with restricted voting rights, as set forth in
Article 4, paragraph 1 of the Company's By-laws; (c) in the event that the quantity of shares to be converted to fulfill the requests made by the shareholders at this meeting exceeds the amount necessary to comply with the limit of 2/3 of the capital stock without voting rights, or with restricted voting rights, as set forth in Article 4, paragraph 1 of the Company's By-laws, in virtue of the Global Offering, a proportional division will be made among the shareholders which requested the conversion, in proportion to their stake in the total quantity of the Company's class "A" preferred shares held on 9/16/2004 by those shareholders which made requests for conversion, in accordance with the shareholder list provided by Banco Itau S.A., on file at the Company's headquarters; (d) the conversion of the class "A" preferred shares approved herein is conditioned upon the occurrence of the Global Offering, which is currently undergoing registration with the Brazilian Securities Commission (CVM) and the U.S. Securities and Exchange Commission, and must be formalized and approved by the Company's Board of Directors in one or more meetings to be held for the approval (i) of the issuance of the Shares and the respective capital increase due to the Global Offering, and (ii) the potential issuance of additional shares and consequential capital increase due to the over-allotment option granted to the coordinators to meet any excess in demand, within thirty
(30) days as of the publication of the Announcement regarding the Commencement of the Distribution of the Global Offering; (e) the shareholders that requested the conversion of their class "A" preferred shares agree not to alienate those of their shares eligible for conversion until the effective conversion date, resulting in their being immediately blocked, and further agree that they made not be traded until the Board of Directors' meeting approving the issuance of additional shares under the over-allotment option granted to the coordinators to meet any potential excess demand. Such shares shall remain blocked temporarily, in any case, for a maximum period of 45 days as of this date. The common shares arising from the conversions shall be unblocked on the day following the approval of their conversions by the Company's Board of Directors; (f) the shareholders whose shares are held in custody with Banco Itau S.A., upon making their requests for conversion at this meeting, expressly authorize Banco Itau S.A. to formally block a sufficient number of their class "A" preferred shares to honor their conversion requests; (g) those shareholders with shares are held in custody with Companhia Brasileira de Liquidacao e Custodia ("CBLC") must withdraw those shares intended for conversion from the custody of CBLC and place said shares in the custody of Banco Itau S.A., to be blocked, by the date of the Board of Directors' meetings that deliberate on the approval of the conversion;
(h) those shareholders of class "A" preferred shares that fail to provide those shares intended for conversion to be blocked, in the manner described above, or that alienate their shares up until the dates of the effective conversions and approvals by the Board of Directors, as shown in the shareholder list provided by Banco Itau S.A. on the dates immediately prior to such conversions, shall be automatically excluded from the conversions; (i) in the event of the exclusion of any conversion requests, such requests shall be divided among the remaining shareholders that made conversion requests and complied with the procedures defined at this meeting; and (j) conversion requests will only be accepted during the course of this meeting and require the acceptance of all of the terms and conditions proposed and approved herein, without exceptions or restrictions, and may not be revoked or withdrawn after the close of this meeting; 7.3) as the shareholders

--------------------------------------------------------------------------------
Headquarters - Camacari/BA - Rua Eteno, 1561, Polo Petroquimico de Camacari - CEP 42810-000 - Tel: (71) 632-5102
Offices: Rio de Janeiro/RJ - Av. Presidente Vargas, 309, 130 andar -
CEP 20071-003 - Tel: (21) 516-1515 - Fax: (21) 233-0476
Salvador/BA - Av. Tancredo Neves, 3343, Centro Empresarial Previnor, s. 301 - CEP 41820-021 - Tel: (71) 342-3088
Sao Paulo/SP - Av. das Nacoes Unidas, 4777, CEP 05477-000 -
Tel: (11) 3443-9999 - Fax: (11)  3023-0420

                                   BRASKEM S.A
                         C.N.P.J. No. 42.150.391/0001-70
                                NIRE 29300006939
                             A PUBLICLY HELD COMPANY

                                RESOLUTION OF THE
                   EXTRAORDINARY GENERAL SHAREHOLDERS' MEETING
                             HELD SEPTEMBER 17, 2004

present expressed no further opinion on the issues at hand, the shareholders listed in the Annex to this resolution were made eligible for the conversion provided that they (i) expressly requested the conversion of their class "A" preferred shares, as identified in the Annex, in the same number of common shares, by their signing, or their legal or statutory representatives' signing, as the case may be, of said Annex, and (ii) agreed to follow the procedures described herein, necessary for confirmation of said conversion, with the exception of the shareholder Petrobras Quimica S.A. (PETROQUISA), whose preferred shares are already on deposit with the Fundo Nacional de Desestatizacao (FND), pursuant to Decree No. 1,068/94. Furthermore, PETROQUISA's representative agrees to present the necessary documentation, by the effective conversion date, proving the blocking of its shares, otherwise its shares will be automatically excluded from the conversion. The shareholders thus gave their unanimous consent and approval, comprising the quorum necessary for approval of this matter; 7.4) the company administration and Banco Itau S.A., as the depositary institution for the shares issued by the Company, were authorized to formalize the official blocking of the shares intended for conversion in their records and take all actions necessary to perform the conversion of shares approved herein, on the terms to be defined by the Board of Directors. 8 -
CLOSING: Having no further business on the agenda, the Extraordinary General Shareholders' Meeting was adjourned, and this resolution drafted, read, discussed and signed by all those present, comprising the quorum necessary for the validity of the deliberations in this meeting. Then, as decided by the same shareholders, the Secretary of the meeting was authorized to take out the necessary certifications. Camacari, Bahia, September 17, 2004. [Signatures: (a) Presiding company officials: Marcelo Andre Lajchter - President; Ana Patricia Soares Nogueira - Secretary; (b) Shareholders: Nordeste Quimica S.A. - Norquisa (rep'd by Marcelo Andre Lajchter); ODBPAR Investimentos S.A. (rep'd by Marcelo Andre Lajchter); Odebrecht S.A. (rep'd by Marcelo Andre Lajchter); Petrobras Quimica S.A. - Petroquisa (rep'd by Mario Cabral); Caixa de Previdencia dos Funcionarios do Banco do Brasil - PREVI (rep'd by Jademir de Andrade Camara); Fundacao Petrobras de Seguridade Social - PETROS (rep'd by Renato de Mello Gomes dos Santos); Espirito Santo Emerging Markets (rep'd by Daniel Alves Ferreira); ST LT DEP SCOTTISH WIDOWS TRKS LAT AMR FUND (rep'd by Daniel Alves Ferreira); Banco Espirito Santo (rep'd by Daniel Alves Ferreira); Fundo Fator Sinergia II - FIA (rep'd by Bernardo Augusto Passarelli da Costa e Silva)].

       Confer with the original version contained in the official records.

                    -----------------------------------------
                          Ana Patricia Soares Nogueira
                                    Secretary

--------------------------------------------------------------------------------
Headquarters - Camacari/BA - Rua Eteno, 1561, Polo Petroquimico de Camacari - CEP 42810-000 - Tel: (71) 632-5102
Offices: Rio de Janeiro/RJ - Av. Presidente Vargas, 309, 130 andar -
CEP 20071-003 - Tel: (21) 516-1515 - Fax: (21) 233-0476
Salvador/BA - Av. Tancredo Neves, 3343, Centro Empresarial Previnor, s. 301 - CEP 41820-021 - Tel: (71) 342-3088
Sao Paulo/SP - Av. das Nacoes Unidas, 4777, CEP 05477-000 -
Tel: (11) 3443-9999 - Fax: (11)  3023-0420

                                   BRASKEM S.A
                         C.N.P.J. No. 42.150.391/0001-70
                                NIRE 29300006939
                             A PUBLICLY HELD COMPANY

                                RESOLUTION OF THE
                   EXTRAORDINARY GENERAL SHAREHOLDERS' MEETING
                             HELD SEPTEMBER 17, 2004

                                      ANNEX

                                        Requests for Conversion of Class "A" Preferred Shares

------------------------------------------------------------------------------------------------------------------------------------
                                               Class "A" Preferred Shares    Number of Shares for     Signature (*)
                Shareholder                          (on 9/16/2004)               Conversion
------------------------------------------------------------------------------------------------------------------------------------
Odebrecht S.A.                                       18,663,500,838             3,337,604,977
------------------------------------------------------------------------------------------------------------------------------------
Nordeste Quimica S.A. - Norquisa                       706,405,071               126,326,840
------------------------------------------------------------------------------------------------------------------------------------
Petrobras Quimica S.A. - PETROQUISA                   5,638,988,270             1,008,423,633
------------------------------------------------------------------------------------------------------------------------------------
Banco Espirito Santo                                    3,200,000                  572,258
------------------------------------------------------------------------------------------------------------------------------------
Espirito Santo Emerging Markets                         2,300,000                  411,310
------------------------------------------------------------------------------------------------------------------------------------
ST LT DEP SCOTTISH WIDOWS TRKS LAT AMR FUND            65,000,000                 11,623,989
------------------------------------------------------------------------------------------------------------------------------------
                    TOTAL                            25,079,486,199             4,484,963,007
------------------------------------------------------------------------------------------------------------------------------------

(*) The signing of this Annex represents the express acceptance by the shareholder of all of the terms and conditions contained in this Resolution of the Extraordinary General Shareholders' Meeting, particularly the following provisions:
     (i) The number of class "A" preferred shares to be converted into common shares shall be determined in one or more meetings of the Company's Board of Directors, with division among those shareholders requesting conversion being permissible;
     (ii) The class "A" preferred shares intended for conversion that are held in custody with Banco Itau S.A. will be immediately blocked in said institution's records;
     (iii) The class "A" preferred shares intended for conversion that are held in custody with Companhia Brasileira de Liquidacao e Custodia must be withdrawn from the custody of said institution by the holders and transferred to the custody of Banco Itau S.A., with such shares being blocked until the dates of the Board of Directors' meetings that deliberate on the approval of the conversions;

--------------------------------------------------------------------------------
Headquarters - Camacari/BA - Rua Eteno, 1561, Polo Petroquimico de Camacari - CEP 42810-000 - Tel: (71) 632-5102
Offices: Rio de Janeiro/RJ - Av. Presidente Vargas, 309, 130 andar -
CEP 20071-003 - Tel: (21) 516-1515 - Fax: (21) 233-0476
Salvador/BA - Av. Tancredo Neves, 3343, Centro Empresarial Previnor, s. 301 - CEP 41820-021 - Tel: (71) 342-3088
Sao Paulo/SP - Av. das Nacoes Unidas, 4777, CEP 05477-000 -
Tel: (11) 3443-9999 - Fax: (11)  3023-0420

                                   BRASKEM S.A
                         C.N.P.J. No. 42.150.391/0001-70
                                NIRE 29300006939
                             A PUBLICLY HELD COMPANY

                                RESOLUTION OF THE
                   EXTRAORDINARY GENERAL SHAREHOLDERS' MEETING
                             HELD SEPTEMBER 17, 2004

     (iv) Those shareholders of class "A" preferred shares that do not provide for the blocking of their conversion shares in the manner described above, or that alienate their shares up until the dates of the effective conversions and approvals by the Board of Directors, as shown in the shareholder list provided by Banco Itau S.A. on the dates immediately prior to such conversions, shall be automatically excluded from the conversions.

--------------------------------------------------------------------------------
Headquarters - Camacari/BA - Rua Eteno, 1561, Polo Petroquimico de Camacari - CEP 42810-000 - Tel: (71) 632-5102
Offices: Rio de Janeiro/RJ - Av. Presidente Vargas, 309, 130 andar -
CEP 20071-003 - Tel: (21) 516-1515 - Fax: (21) 233-0476
Salvador/BA - Av. Tancredo Neves, 3343, Centro Empresarial Previnor, s. 301 - CEP 41820-021 - Tel: (71) 342-3088
Sao Paulo/SP - Av. das Nacoes Unidas, 4777, CEP 05477-000 -
Tel: (11) 3443-9999 - Fax: (11)  3023-0420